BANKWELL FINANCIAL GROUP REPORTS OPERATING RESULTS FOR THE FOURTH QUARTER AND DECLARES AN INCREASE TO THE FIRST QUARTER DIVIDEND
New Canaan, CT – January 27, 2020 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $3.5 million or $0.44 per share for the fourth quarter of 2019, versus $3.3 million or $0.41 per share for the same period in 2018 and GAAP net income of $18.2 million or $2.31 per share for the year ended 2019, versus $17.4 million or $2.21 per share for the year ended 2018.
The Company's Board of Directors declared a $0.14 per share cash dividend, payable February 24, 2020 to shareholders of record on February 14, 2020, representing an 8% increase when compared to the prior quarter’s dividend.
Notes Bankwell Financial Group President and CEO, Christopher R. Gruseke:
"We finished the year with excellent momentum, growing loan balances $40 million during the fourth quarter on originations of $92 million. We are particularly pleased at the results of our investment in Bankwell’s Treasury Management (“TM”) business. New non-interest bearing deposits from TM grew by 31% during 2019. Importantly, we begin 2020 with our cost of deposits down approximately 20 basis points from the peak in Q2, and expect a further 10-15 basis point reduction this year based on currently prevailing interest rates."
Fourth Quarter and Year Ended 2019 Highlights:

•	Fourth quarter diluted earnings per share were $0.44, an increase of 7% compared to the fourth quarter of 2018.

•	Total gross loans were $1.6 billion at December 31, 2019 and grew at an annualized rate of 10% during the quarter.

•	Return on average assets for the year ended December 31, 2019 totaled 0.97% compared to 0.94% for the same period in 2018.

•	Total deposits were $1.5 billion at December 31, 2019 and grew at an annualized rate of 6% during the quarter.

•	Noninterest bearing deposits totaled $191.5 million for the year ended December 31, 2019, up 7% when compared to the third quarter of 2019.

•	The allowance for loan losses was $13.5 million and represents 0.84% of total loans.

•	Investment securities totaled $100.9 million and represent 5% of total assets.

•	Total noninterest income was $5.2 million for the year ended December 31, 2019, or 9% of total revenue.

•	The tangible common equity ratio and tangible book value per share, as of December 31, 2019, were 9.56% and $23.15, respectively.

•	The efficiency ratio was 60.2% for the year ended December 31, 2019.

•	Tax equivalent net interest margin was 3.03% for the year ended December 31, 2019.
Earnings and Performance
Revenues (net interest income plus noninterest income) for the quarter ended December 31, 2019 were $13.9 million, versus $15.1 million for the quarter ended December 31, 2018. The decrease in revenues was attributable to a decline in fee income from loan prepayment activity during the quarter ended December 31, 2019 when compared to the same period in 2018. The decrease in revenues was partially offset by an increase in gains and fees from the sales of loans.
Revenues for the year ended December 31, 2019 were $59.0 million, versus $60.2 million for the year ended December 31, 2018. The decrease in revenues was primarily due to an increase in the cost of interest bearing deposits when compared to the same period in 2018. The decrease in revenues was partially offset by fees recognized from elevated loan prepayments, an increase in gains and fees from the sales of loans, and an increase in fees associated with loan related interest rate swaps. Loan prepayment fees totaled $2.7 million for the year ended December 31, 2019 compared to $1.3 million for the same period in 2018.

Net income for the quarter ended December 31, 2019 was $3.5 million, versus $3.3 million for the quarter ended December 31, 2018. Net income for the year ended December 31, 2019 was $18.2 million, versus $17.4 million for the year ended December 31, 2018. The increase in net income was largely driven by a decline in loan charge-offs in 2019 when compared to 2018, resulting in a lower loan loss provision.
Basic and diluted earnings per share were each $0.44 for the quarter ended December 31, 2019 compared to basic and diluted earnings per share of $0.42 and $0.41, respectively, for the quarter ended December 31, 2018. Basic and diluted earnings per share were $2.32 and $2.31, respectively, for the year ended December 31, 2019 compared to basic and diluted earnings per share of $2.23 and $2.21, respectively, for the year ended December 31, 2018.
The Company’s efficiency ratio for the quarters ended December 31, 2019 and December 31, 2018 was 66.1% and 58.2%, respectively. The Company's efficiency ratio for the years ended December 31, 2019 and December 31, 2018 was 60.2% and 59.2%, respectively. The increases in the efficiency ratio were primarily a result of decreased revenues when compared to the quarter and year ended December 31, 2018. Additionally, increased noninterest expense for the quarter ended December 31, 2019 when compared to the same period in 2018 also contributed to an increase in the quarter end efficiency ratio.
The net interest margin (fully taxable equivalent basis) for the quarters ended December 31, 2019 and 2018 was 2.92% and 3.20%, respectively. The net interest margin for the years ended December 31, 2019 and 2018 was 3.03% and 3.18%, respectively. The decrease in the net interest margin for the quarter ended December 31, 2019 compared to the same period in 2018 was due to a decline in fee income from loan prepayment activity. The decrease in the net interest margin for the year ended December 31, 2019 compared to the same period in 2018 was due to higher rates on interest bearing deposits. For the year ended December 31, 2019, the decline in the net interest margin was partially offset by incremental fees from loan prepayments.
Financial Condition
Total assets, gross loans and deposits remained relatively flat for the period ended December 31, 2019 when compared to the same period in 2018, totaling $1.9 billion, $1.6 billion and $1.5 billion, respectively. However, gross loans grew at an annualized rate of 10% during the fourth quarter of 2019 when compared to the third quarter of 2019. In addition, deposits grew at an annualized rate of 6% during the fourth quarter of 2019 when compared to the third quarter of 2019, which includes strong growth in noninterest bearing deposits.
Capital
Shareholders’ equity totaled $182.4 million as of December 31, 2019, an increase of $8.2 million compared to December 31, 2018, primarily a result of net income for the year ended December 31, 2019 of $18.2 million. The increase was partially offset by a $6.5 million unfavorable impact to accumulated other comprehensive income driven by fair value marks related to hedge positions involving interest rate swaps, as well as dividends paid of $4.1 million and common stock repurchases of $1.0 million. The marks on the interest rate swaps are driven by lower long term market interest rates in 2019 when compared to 2018. The Company's interest rate swaps are primarily used to hedge interest rate risk in relation to its funding sources. The Company's current derivative positions will cause a decrease to other comprehensive income in a falling interest rate environment and an increase in a rising interest rate environment. As of December 31, 2019, the tangible common equity ratio and tangible book value per share were 9.56% and $23.15, respectively.
About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking needs of residents and businesses throughout Fairfield and New Haven Counties, Connecticut. For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Penko Ivanov, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.
Non-GAAP Financial Measures
In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including noninterest expense control. The Company believes that tangible common equity and tangible book value per share are useful to evaluate the relative strength of the Company's capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
ASSETS
Cash and due from banks	$78,051	$83,109	$75,647	$88,827	$75,411
Federal funds sold	—	—	3,237	4,764	2,701
Cash and cash equivalents	78,051	83,109	78,884	93,591	78,112

Investment securities
Marketable equity securities, at fair value	2,118	2,120	2,090	2,049	2,009
Available for sale investment securities, at fair value	82,439	86,017	93,017	96,423	93,154
Held to maturity investment securities, at amortized cost	16,308	17,365	21,318	21,364	21,421
Total investment securities	100,865	105,502	116,425	119,836	116,584
Loans receivable (net of allowance for loan losses of $13,509, $13,212, $13,890, $15,430, and $15,462 at December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, and December 31, 2018, respectively)	1,588,840	1,548,988	1,551,620	1,578,609	1,586,775
Other real estate owned	—	—	1,217	—	—
Accrued interest receivable	5,959	5,916	6,165	6,534	6,375
Federal Home Loan Bank stock, at cost	7,475	7,475	7,475	7,475	8,110
Premises and equipment, net	28,522	28,892	29,060	29,629	19,771
Bank-owned life insurance	41,683	41,433	41,178	40,925	40,675
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangible assets	214	232	251	270	290
Deferred income taxes, net	5,788	6,591	5,596	4,835	4,347
Other assets	22,196	27,815	19,205	13,465	10,037
Total assets	$1,882,182	$1,858,542	$1,859,665	$1,897,758	$1,873,665

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing deposits	$191,518	$178,733	$161,704	$161,844	$173,198
Interest bearing deposits	1,300,385	1,291,551	1,316,027	1,359,521	1,329,046
Total deposits	1,491,903	1,470,284	1,477,731	1,521,365	1,502,244

Advances from the Federal Home Loan Bank	150,000	150,000	150,000	150,000	160,000
Subordinated debentures	25,207	25,194	25,181	25,168	25,155
Accrued expenses and other liabilities	32,675	37,052	29,813	24,384	12,070
Total liabilities	1,699,785	1,682,530	1,682,725	1,720,917	1,699,469

Shareholders’ equity
Common stock, no par value	120,589	120,343	120,064	120,750	120,527
Retained earnings	69,324	66,870	63,801	59,247	54,706
Accumulated other comprehensive loss	(7,516)	(11,201)	(6,925)	(3,156)	(1,037)
Total shareholders’ equity	182,397	176,012	176,940	176,841	174,196

Total liabilities and shareholders’ equity	$1,882,182	$1,858,542	$1,859,665	$1,897,758	$1,873,665

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended					For the Year Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Interest and dividend income
Interest and fees on loans	$18,648	$19,055	$19,540	$20,096	$20,030	$77,339	$74,715
Interest and dividends on securities	858	903	992	997	1,009	3,750	3,921
Interest on cash and cash equivalents	427	535	514	383	504	1,859	1,428
Total interest and dividend income	19,933	20,493	21,046	21,476	21,543	82,948	80,064

Interest expense
Interest expense on deposits	5,948	6,331	6,319	6,100	5,942	24,698	18,951
Interest expense on borrowings	1,103	1,151	1,132	1,103	1,134	4,489	4,787
Total interest expense	7,051	7,482	7,451	7,203	7,076	29,187	23,738

Net interest income	12,882	13,011	13,595	14,273	14,467	53,761	56,326
Provision (Credit) for loan losses	310	773	(841)	195	2,795	437	3,440
Net interest income after provision (credit) for loan losses	12,572	12,238	14,436	14,078	11,672	53,324	52,886

Noninterest income
Gains and fees from sales of loans	382	703	617	89	149	1,791	984
Bank owned life insurance	250	255	254	249	262	1,008	1,057
Service charges and fees	247	264	263	249	284	1,023	1,090
Net gain on sale of available for sale securities	—	—	76	—	—	76	222
Loss on sale of other real estate owned, net	—	(102)	—	—	—	(102)	—
Other	169	432	126	721	(94)	1,448	547
Total noninterest income	1,048	1,552	1,336	1,308	601	5,244	3,900

Noninterest expense
Salaries and employee benefits	5,162	4,881	4,555	4,836	4,503	19,434	18,973
Occupancy and equipment	1,928	1,946	1,833	1,887	1,671	7,594	6,790
Data processing	499	505	551	512	487	2,067	2,033
Professional services	402	346	519	590	583	1,857	2,103
Director fees	224	235	215	189	295	863	1,044
Marketing	220	210	348	193	416	971	1,587
Amortization of intangibles	18	19	19	19	20	75	92
FDIC insurance	—	(125)	76	123	159	74	779
Other	771	655	639	626	662	2,691	2,232
Total noninterest expense	9,224	8,672	8,755	8,975	8,796	35,626	35,633

Income before income tax expense	4,396	5,118	7,017	6,411	3,477	22,942	21,153
Income tax expense	924	1,030	1,441	1,331	216	4,726	3,720
Net income	$3,472	$4,088	$5,576	$5,080	$3,261	$18,216	$17,433

Earnings Per Common Share:
Basic	$0.44	$0.52	$0.71	$0.65	$0.42	$2.32	$2.23
Diluted	$0.44	$0.52	$0.71	$0.65	$0.41	$2.31	$2.21

Weighted Average Common Shares Outstanding:
Basic	7,745,227	7,750,490	7,773,466	7,760,460	7,749,616	7,757,355	7,722,175
Diluted	7,773,780	7,766,485	7,790,760	7,776,378	7,781,153	7,784,631	7,775,480
Dividends per common share	$0.13	$0.13	$0.13	$0.13	$0.12	$0.52	$0.48

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarter Ended					For the Year Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Performance ratios:
Return on average assets	0.73%	0.87%	1.20%	1.10%	0.69%	0.97%	0.94%
Return on average stockholders' equity	7.68%	9.12%	12.48%	11.60%	7.28%	10.20%	10.19%
Return on average tangible common equity	7.80%	9.26%	12.68%	11.80%	7.40%	10.37%	10.37%
Net interest margin	2.92%	2.96%	3.07%	3.19%	3.20%	3.03%	3.18%
Efficiency ratio(1)	66.1%	58.9%	58.6%	57.5%	58.2%	60.2%	59.2%
Net loan charge-offs as a % of average loans	—%	0.09%	0.04%	0.01%	0.41%	0.15%	0.44%
Dividend payout ratio	29.55%	25.00%	18.31%	20.00%	29.27%	22.51%	21.72%

	As of
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets(2)	12.53%	12.65%	12.40%	12.00%	11.56%
Total Capital to Risk-Weighted Assets(2)	13.35%	13.47%	13.26%	12.94%	12.50%
Tier I Capital to Risk-Weighted Assets(2)	12.53%	12.65%	12.40%	12.00%	11.56%
Tier I Capital to Average Assets(2)	10.99%	10.88%	10.75%	10.53%	10.14%
Tangible common equity to tangible assets	9.56%	9.33%	9.38%	9.18%	9.16%
Tangible book value per common share(3)	$23.15	$22.34	$22.47	$22.38	$22.06
(1)Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus noninterest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.
(2)Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.
(3)Excludes unvested restricted shares of 110,975, 88,473, 94,598, 99,061, and 77,624 as of December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, and December 31, 2018, respectively.

BANKWELL FINANCIAL GROUP, INC.
ASSET QUALITY (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Allowance for loan losses:
Balance at beginning of period	$13,212	$13,890	$15,430	$15,462	$19,311
Charge-offs:
Residential real estate	—	(78)	(565)	(233)	(348)
Commercial real estate	—	(594)	—	—	(5,596)
Commercial business	(13)	(748)	(130)	(3)	(719)
Consumer	(5)	(57)	(13)	(2)	(15)
Total charge-offs	(18)	(1,477)	(708)	(238)	(6,678)
Recoveries:
Commercial real estate	—	—	—	—	18
Commercial business	1	2	6	10	15
Consumer	4	24	3	1	1
Total recoveries	5	26	9	11	34
Net loan charge-offs	(13)	(1,451)	(699)	(227)	(6,644)
Provision (Credit) for loan losses	310	773	(841)	195	2,795
Balance at end of period	$13,509	$13,212	$13,890	$15,430	$15,462

	As of
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Asset quality:
Nonaccrual loans
Residential real estate	$1,560	$1,583	$1,716	$3,516	$3,812
Commercial real estate	5,222	5,332	4,535	5,880	5,950
Commercial business	3,806	2,963	5,437	3,837	4,320
Total nonaccrual loans	10,588	9,878	11,688	13,233	14,082
Other real estate owned	—	—	1,217	—	—
Total nonperforming assets	$10,588	$9,878	$12,905	$13,233	$14,082

Nonperforming loans as a % of total loans	0.66%	0.63%	0.75%	0.83%	0.88%
Nonperforming assets as a % of total assets	0.56%	0.53%	0.69%	0.70%	0.75%
Allowance for loan losses as a % of total loans	0.84%	0.84%	0.89%	0.97%	0.96%
Allowance for loan losses as a % of nonperforming loans	127.59%	133.75%	118.84%	116.60%	109.80%
Nonperforming assets as a percentage of total assets was 0.56% at December 31, 2019, down from 0.75% at December 31, 2018. The allowance for loan losses at December 31, 2019 was $13.5 million, representing 0.84% of total loans. The Company continues to work on the resolution of the previously disclosed large nonperforming lending relationship. Progress to date has been in line with the Company's estimates and, during the fourth quarter of 2019, a claim has been submitted to the Small Business Administration ("SBA") to recover the remaining balance of $1.9 million, representing 10 basis points of the total nonperforming assets to total assets ratio of 0.56%. During the third quarter of 2019, the Company sold its other real estate owned ("OREO") property for a loss of $0.1 million. The Company does not have any OREO as of December 31, 2019.

BANKWELL FINANCIAL GROUP, INC.
LOAN & DEPOSIT PORTFOLIO (unaudited)
(Dollars in thousands)

Period End Loan Composition	December 31, 2019	September 30, 2019	December 31, 2018	Current QTD % Change	YTD % Change
Residential Real Estate	$147,109	$159,193	$178,079	(7.6)%	(17.4)%
Commercial Real Estate(1)	1,128,614	1,096,856	1,094,066	2.9%	3.2%
Construction	98,583	89,878	73,191	9.7%	34.7%
Total Real Estate Loans	1,374,306	1,345,927	1,345,336	2.1%	2.2%

Commercial Business	230,028	218,145	258,978	5.4%	(11.2)%

Consumer	150	260	412	(42.3)%	(63.6)%
Total Loans	$1,604,484	$1,564,332	$1,604,726	2.6%	—%

(1) Includes owner occupied commercial real estate.

Period End Deposit Composition	December 31, 2019	September 30, 2019	December 31, 2018	Current QTD % Change	YTD % Change
Noninterest bearing demand	$191,518	$178,733	$173,198	7.2%	10.6%
NOW	70,020	60,645	61,869	15.5%	13.2%
Money Market	419,495	411,248	471,968	2.0%	(11.1)%
Savings	183,729	176,232	180,487	4.3%	1.8%
Time	627,141	643,426	614,722	(2.5)%	2.0%
Total Deposits	$1,491,903	$1,470,284	$1,502,244	1.5%	(0.7)%

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME & EXPENSE - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest income	December 31, 2019	September 30, 2019	December 31, 2018	Dec 19 vs. Sep 19 % Change	Dec 19 vs. Dec 18 % Change
Gains and fees from sales of loans	$382	$703	$149	(45.7)%	156.4%
Bank owned life insurance	250	255	262	(2.0)%	(4.6)%
Service charges and fees	247	264	284	(6.4)%	(13.0)%
Loss on sale of other real estate owned, net	—	(102)	—	(100.0)%	N/A
Other	169	432	(94)	(60.9)%	279.8%
Total noninterest income	$1,048	$1,552	$601	(32.5)%	74.4%
Noninterest income increased by $0.4 million, or 74%, to $1.0 million for the quarter ended December 31, 2019 compared to the quarter ended December 31, 2018. The increase in noninterest income was primarily a result of a $0.2 million increase in gains and fees from the sales of loans, driven by a higher volume of loans sold for the quarter ended December 31, 2019 compared to the same period in 2018.

	For the Quarter Ended
Noninterest expense	December 31, 2019	September 30, 2019	December 31, 2018	Dec 19 vs. Sep 19 % Change	Dec 19 vs. Dec 18 % Change
Salaries and employee benefits	$5,162	$4,881	$4,503	5.8%	14.6%
Occupancy and equipment	1,928	1,946	1,671	(0.9)%	15.4%
Data processing	499	505	487	(1.2)%	2.5%
Professional services	402	346	583	16.2%	(31.0)%
Director fees	224	235	295	(4.7)%	(24.1)%
Marketing	220	210	416	4.8%	(47.1)%
Amortization of intangibles	18	19	20	(5.3)%	(10.0)%
FDIC insurance	—	(125)	159	(100.0)%	(100.0)%
Other	771	655	662	17.7%	16.5%
Total noninterest expense	$9,224	$8,672	$8,796	6.4%	4.9%
Noninterest expense increased by $0.4 million, or 5%, to $9.2 million for the quarter ended December 31, 2019 compared to the quarter ended December 31, 2018. The increase in noninterest expense was primarily driven by increases in salaries and employee benefits and occupancy and equipment expense. Salaries and employee benefits totaled $5.2 million for the quarter ended December 31, 2019 compared to $4.5 million for the same period in 2018, an increase of $0.7 million. The increase in salaries and employee benefits was primarily driven by an increase in full time equivalent employees and a reduction in deferred loan origination costs. Full time equivalent employees totaled 157 at December 31, 2019 compared to 140 at December 31, 2018. Occupancy and equipment expense increased by $0.3 million for the quarter ended December 31, 2019 compared to the same period in 2018 as a result of the Company's additional investment in technology. The increase in noninterest expense was primarily offset by a $0.2 million decrease in professional services and a $0.2 million decrease in marketing expenses.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME & EXPENSE - YTD (unaudited)
(Dollars in thousands)

	For the Year Ended
Noninterest income	December 31, 2019	December 31, 2018	% Change
Gains and fees from sales of loans	$1,791	$984	82.0%
Service charges and fees	1,023	1,090	(6.1)%
Bank owned life insurance	1,008	1,057	(4.6)%
Net gain on sale of available for sale securities	76	222	(65.8)%
Loss on sale of other real estate owned, net	(102)	—	N/A
Other	1,448	547	164.7%
Total noninterest income	$5,244	$3,900	34.5%
Noninterest income increased by $1.3 million, or 34%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. The increase in noninterest income was primarily a result of a $0.8 million increase in gains and fees from sales of loans and a $0.9 million increase in other income. The increase in gains and fees from sales of loans was driven by a higher volume of loans sold for the year ended December 31, 2019 compared to the same period in 2018. The increase in other income was mainly attributable to loan related interest rate swap fees.

	For the Year Ended
Noninterest expense	December 31, 2019	December 31, 2018	% Change
Salaries and employee benefits	$19,434	$18,973	2.4%
Occupancy and equipment	7,594	6,790	11.8%
Data processing	2,067	2,033	1.7%
Professional services	1,857	2,103	(11.7)%
Marketing	971	1,587	(38.8)%
Director fees	863	1,044	(17.3)%
Amortization of intangibles	75	92	(18.5)%
FDIC insurance	74	779	(90.5)%
Other	2,691	2,232	20.6%
Total noninterest expense	$35,626	$35,633	—%

Noninterest expense remained flat, totaling $35.6 million for the years ended December 31, 2019 and 2018. Salaries and employee benefits totaled $19.4 million for the year ended December 31, 2019 compared to $19.0 million for the same period in 2018, an increase of $0.5 million. The increase in salaries and employee benefits was primarily driven by an increase in full time equivalent employees and a reduction in deferred loan origination costs. Average full time equivalent employees totaled 150 in 2019 compared to 144 in 2018. Occupancy and equipment expense increased by $0.8 million for the year ended December 31, 2019 compared to the same period in 2018. This increase was primarily associated with a full year of expenses from the prior year's branch expansion and additional investment in technology. FDIC insurance expense decreased by $0.7 million for the year ended December 31, 2019 compared to the same period in 2018 driven by a credit received during the quarter ended September 30, 2019.

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Total Equity	$182,397	$176,012	$176,940	$176,841	$174,196
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	214	232	251	270	290
Tangible Common Equity	$179,594	$173,191	$174,100	$173,982	$171,317

Total Assets	$1,882,182	$1,858,542	$1,859,665	$1,897,758	$1,873,665
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	214	232	251	270	290
Tangible Assets	$1,879,379	$1,855,721	$1,856,825	$1,894,899	$1,870,786

Tangible Common Equity to Tangible Assets	9.56%	9.33%	9.38%	9.18%	9.16%

	As of
Computation of Tangible Book Value per Common Share	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Total shareholders' equity	$182,397	$176,012	$176,940	$176,841	$174,196
Less:
Preferred stock	—	—	—	—	—
Common shareholders' equity	$182,397	$176,012	$176,940	$176,841	$174,196
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	214	232	251	270	290
Tangible common shareholders' equity	$179,594	$173,191	$174,100	$173,982	$171,317
Common shares	7,868,803	7,841,103	7,841,103	7,873,471	7,842,271
Less:
Shares of unvested restricted stock	110,975	88,473	94,598	99,061	77,624
Common shares less unvested restricted stock	7,757,828	7,752,630	7,746,505	7,774,410	7,764,647
Book value per share	$23.51	$22.70	$22.84	$22.75	$22.43
Less:
Effects of intangible assets	$0.36	$0.36	$0.37	$0.37	$0.37

Tangible Book Value per Common Share	$23.15	$22.34	$22.47	$22.38	$22.06

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited) - Continued
(Dollars in thousands)

	For the Quarter Ended					For the Year Ended
Computation of Efficiency Ratio	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Noninterest expense	$9,224	$8,672	$8,755	$8,975	$8,796	$35,626	$35,633
Less:
Amortization of intangible assets	18	19	19	19	20	75	92
Other real estate owned expenses	—	13	24	—	—	37	—
Adjusted noninterest expense	$9,206	$8,640	$8,712	$8,956	$8,776	$35,514	$35,541
Net interest income	$12,882	$13,011	$13,595	$14,273	$14,467	$53,761	$56,326
Noninterest income	1,048	1,552	1,336	1,308	601	5,244	3,900
Less:
Net gain on sale of available for sale securities	—	—	76	—	—	76	222
Loss on sale of other real estate owned, net	—	(102)	—	—	—	(102)	—
Adjusted operating revenue	$13,930	$14,665	$14,855	$15,581	$15,068	$59,031	$60,004

Efficiency ratio	66.1%	58.9%	58.6%	57.5%	58.2%	60.2%	59.2%

	For the Quarter Ended					For the Year Ended
Computation of Return on Average Tangible Common Equity	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net Income Attributable to Common Shareholders	$3,472	$4,088	$5,576	$5,080	$3,261	$18,216	$17,433
Total average shareholders' equity	$179,312	$177,916	$179,217	$177,532	$177,685	$178,510	$171,024
Less:
Average Goodwill	2,589	2,589	2,589	2,589	2,589	2,589	2,589
Average Other intangibles	226	244	264	283	302	254	338
Average tangible common equity	$176,497	$175,083	$176,364	$174,660	$174,794	$175,667	$168,097

Annualized Return on Average Tangible Common Equity	7.80%	9.26%	12.68%	11.80%	7.40%	10.37%	10.37%

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	December 31, 2019			December 31, 2018
	Average Balance	Interest	Yield/ Rate (5)	Average Balance	Interest	Yield/ Rate (5)
Assets:
Cash and Fed funds sold	$90,007	$427	1.88%	$90,131	$504	2.23%
Securities(1)	102,696	804	3.13%	117,947	940	3.19%
Loans:
Commercial real estate	1,084,311	12,646	4.56%	1,053,257	13,253	4.92%
Residential real estate	153,752	1,475	3.84%	179,886	1,707	3.80%
Construction(2)	88,864	1,126	4.96%	82,323	1,115	5.30%
Commercial business	245,822	3,397	5.41%	285,676	3,949	5.41%
Consumer	210	4	7.09%	363	6	6.33%
Total loans	1,572,959	18,648	4.64%	1,601,505	20,030	4.89%
Federal Home Loan Bank stock	7,474	108	5.73%	8,782	138	6.27%
Total earning assets	1,773,136	$19,987	4.41%	1,818,365	$21,612	4.65%
Other assets	102,582			67,803
Total assets	$1,875,718			$1,886,168

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$63,385	$27	0.17%	$59,781	$65	0.43%
Money market	418,682	1,571	1.49%	484,932	2,009	1.64%
Savings	181,910	717	1.56%	164,534	684	1.65%
Time	633,166	3,633	2.28%	625,874	3,184	2.02%
Total interest bearing deposits	1,297,143	5,948	1.82%	1,335,121	5,942	1.77%
Borrowed Money	175,198	1,103	2.46%	189,698	1,134	2.34%
Total interest bearing liabilities	1,472,341	$7,051	1.90%	1,524,819	$7,076	1.84%
Noninterest bearing deposits	187,997			172,390
Other liabilities	36,068			11,274
Total liabilities	1,696,406			1,708,483
Shareholders' equity	179,312			177,685
Total liabilities and shareholders' equity	$1,875,718			$1,886,168
Net interest income(3)		$12,936			$14,536
Interest rate spread			2.51%			2.81%
Net interest margin(4)			2.92%			3.20%
(1)Average balances and yields for securities are based on amortized cost.
(2)Includes commercial and residential real estate construction.
(3)The adjustment for securities and loans taxable equivalency amounted to $54 thousand and $69 thousand for the quarters ended December 31, 2019 and 2018, respectively.
(4)Annualized net interest income as a percentage of earning assets.
(5)Yields are calculated using the contractual day count convention for each respective product type.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - YTD (unaudited)
(Dollars in thousands)

	For the Year Ended
	December 31, 2019			December 31, 2018
	Average Balance	Interest	Yield/ Rate (5)	Average Balance	Interest	Yield/ Rate (5)
Assets:
Cash and Fed funds sold	$85,678	$1,859	2.17%	$77,923	$1,428	1.84%
Securities(1)	112,336	3,526	3.14%	118,311	3,686	3.12%
Loans:
Commercial real estate	1,067,290	50,818	4.70%	1,014,255	47,967	4.66%
Residential real estate	165,384	6,367	3.85%	189,121	7,016	3.71%
Construction(2)	85,591	4,538	5.23%	90,773	4,667	5.07%
Commercial business	255,779	15,599	6.01%	282,425	15,037	5.25%
Consumer	258	17	6.70%	481	28	5.88%
Total loans	1,574,302	77,339	4.85%	1,577,055	74,715	4.67%
Federal Home Loan Bank stock	7,502	473	6.31%	9,177	517	5.63%
Total earning assets	1,779,818	$83,197	4.61%	1,782,466	$80,346	4.45%
Other assets	92,663			68,002
Total assets	$1,872,481			$1,850,468

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$62,254	$128	0.21%	$60,410	$157	0.26%
Money market	439,867	7,139	1.62%	482,886	6,431	1.33%
Savings	177,854	2,968	1.67%	124,214	1,649	1.33%
Time	637,515	14,463	2.27%	619,448	10,714	1.73%
Total interest bearing deposits	1,317,490	24,698	1.87%	1,286,958	18,951	1.47%
Borrowed Money	175,267	4,489	2.53%	213,546	4,787	2.21%
Total interest bearing liabilities	1,492,757	$29,187	1.96%	1,500,504	$23,738	1.58%
Noninterest bearing deposits	172,192			166,566
Other liabilities	29,022			12,374
Total liabilities	1,693,971			1,679,444
Shareholders' equity	178,510			171,024
Total liabilities and shareholders' equity	$1,872,481			$1,850,468
Net interest income(3)		$54,010			$56,608
Interest rate spread			2.65%			2.87%
Net interest margin(4)			3.03%			3.18%
(1)Average balances and yields for securities are based on amortized cost.
(2)Includes commercial and residential real estate construction.
(3)The adjustment for securities and loans taxable equivalency amounted to $249 thousand and $282 thousand for the years ended December 31, 2019 and 2018, respectively.
(4)Net interest income as a percentage of earning assets.
(5)Yields are calculated using the contractual day count convention for each respective product type.